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Exhibit 10.64.2

Amendment to the Dime Bancorp, Inc.
1997 Stock Incentive Plan for Outside Directors

Effective as of April 20, 2001

        The Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors (the "Plan") is hereby amended in the following particulars:

  1.
  The second textual sentence of Section 2 of the Plan is amended to read in full as follows:

    "Notwithstanding the limitation described in the preceding sentence, for purposes of determining awards under the Plan the following limitations shall apply: (A) the number of shares of Common Stock that may be awarded in the form of Deferred Stock, Restricted Stock or rights to purchase Restricted Stock on or after April 20, 2001 under the Plan and any other stock-based incentive plan maintained by the Company or any of its subsidiaries may not exceed 1,500,000 shares of Common Stock, and (B) grants of rights to purchase Restricted Stock under the Plan shall be limited so that the sum of (i) the aggregate number of shares of Restricted Stock that are outstanding as of April 30, 1998 (but that have not thereafter been forfeited or repurchased) and (ii) the number of shares of Restricted Stock made available after such date for purchase under the Plan or under any other stock-based incentive plans maintained by the Company or any of its subsidiaries shall not exceed 2% of the total number of shares of Common Stock that are outstanding (inclusive of shares of Restricted Stock otherwise then outstanding) at the time the grant of the right to purchase the Restricted Stock is made."

  2.
  Section 6.2(a)(i) of the Plan is amended by adding a new sentence at the end thereof to read in full as follows:

    "The option exercise price of a Non-Qualified Option may not be reduced after the date of grant of the option nor may any Non-Qualified Option or other stock option granted under any other stock-based incentive plan maintained by the Company or any of its subsidiaries be cancelled and replaced with a new Non-Qualified Option award at a lower option exercise price (except to the extent the reduction of the option exercise price or the cancellation of a Non-Qualified Option or other stock option and the replacement of such cancelled option with a new Non-Qualified Option award at a lower option exercise price is permitted pursuant to Section 8)."

  3.
  Section 6.2(a)(ii) of the Plan is amended in its entirety to read as follows:
  "(ii)
  Option Term. The term of each Non-Qualified Option shall be determined by the Board, but in no event shall the term of any Non-Qualified Option granted on or after April 20, 2001 exceed 10 years."

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Amendment to the Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors Effective as of April 20, 2001